Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Almost Family, Inc. of our report dated March 31, 2008 relating to the consolidated financial statements of PCI Holding Corp, which appears in the Current Report on Form 8-K/A of Almost Family, Inc. dated October 16, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 5, 2008